Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-58854) of Corporate Property Associates 15 Incorporated of our report dated March 22, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 22, 2007
CPA®:15 2006 10-K — 75